Exhibit 99.1

LAKELAND FINANCIAL CORPORATION
401(k) PLAN

FINANCIAL STATEMENTS
December 31, 2010 and 2009

LAKELAND FINANCIAL CORPORATION 401(k) PLAN

Warsaw, Indiana

FINANCIAL STATEMENTS
December 31, 2010 and 2009

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                                                                                       1

FINANCIAL STATEMENTS

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                                                                                                                                 2

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS                                                                                                          3

NOTES TO FINANCIAL STATEMENTS                                                                                                                                                                          4

SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)                                                                                                       10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee and Plan Administrators
Lakeland Financial Corporation
  401(k) Plan
Warsaw, Indiana

We have audited the accompanying statements of net assets available for benefits of Lakeland Financial Corporation 401(k) Plan ("Plan") as of December 31, 2010 and 2009, and the related statement of changes in net assets available for benefits for the year ended December 31, 2010.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2010 and 2009, and the changes in net assets available for benefits for the year ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year), is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedule is the responsibility of the Plan's management.  The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic 2010 financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic 2010 financial statements taken as a whole.

Crowe Horwath LLP
South Bend, Indiana
June 16, 2011

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2010 and 2009

	2010	2009
ASSETS

Investments, at fair value (Note 4)	$34,771,623	$27,649,313

Receivables
Accrued income	-	-
Employee	-	46,297
Employer	621,296	459,507
Other	6,586	-
Total receivables	627,882	505,804

Total assets	35,399,505	28,155,117

NET ASSETS AVAILABLE FOR BENEFITS	$35,399,505	$28,155,117

See accompanying notes to financial statements.

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
Year ended December 31, 2010

Additions to net assets attributed to:
Investment income
Net appreciation in fair value of investments (Note 4)	$ 5,284,715
Interest	441
Dividends	790,098
6,075,254

Contributions
Employer	1,177,670
Participants	1,577,975
Rollovers	15,024
2,770,669

Total additions	8,845,923

Deductions from net assets attributed to:
Benefits paid directly to participants or their beneficiaries	1,595,164
Administrative expenses	6,371

Total deductions	1,601,535

Net increase	7,244,388

Net assets available for benefits beginning of year	28,155,117

End of year	$ 35,399,505

See accompanying notes to financial statements.

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 - DESCRIPTION OF PLAN

The following description of the Lakeland Financial Corporation 401(k) Plan (the “Plan”) is provided for general information purposes only.  Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.

General:  The Plan is a defined contribution 401(k) profit sharing plan covering substantially all employees of Lakeland Financial Corporation (“LFC”) and its subsidiary, Lake City Bank (collectively, “employer”).  An employee becomes eligible to enter the Plan on January 1, April 1, July 1 and October 1 following attainment of age 18 and completion of one month of service.

The Plan was originally adopted December 13, 1983 and has been amended.  Effective October 10, 2000, the Plan was amended and restated.  The provisions of the amended and restated Plan state that the employer each year may set the matching percentage as well as any discretionary contributions.  The amended and restated Plan also does not permit loans to plan participants.  Effective January 1, 2001, the Plan was further amended.  The provisions of the amended Plan state the matching contributions shall be allocated to participants who have completed at least one hour of service during the Plan year.  Effective January 1, 2003, the Plan was further amended.  The January 1, 2003 amendment states that employees become eligible to participate in the Plan following attainment of age 18 and completion of one month of service.  Information regarding the changes to the Plan is provided for general information purposes only.  Participants should refer to the amended and restated Plan agreement for a more complete description of the Plan’s provisions. The Plan provides for retirement, death, disability and termination benefits, and it is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Investment Funds:  The Plan consists of 27 funds, or investment options, one of which is invested primarily in LFC common stock.  Twelve of the funds are “Fidelity Freedom” funds that are targeted retirement funds consisting of blends of equities and fixed income securities.  The “Artisan Mid Cap Fund”, “Davis NY Venture Fund”,  “Royce Low Priced Stock Fund”, “Allianz NFJ Dividend Value Fund”, “MFS Value R3 Fund”, “Fidelity Contrafund”, “Fidelity Value Fund”,  “Fidelity Small Cap Stock Fund” and “Fidelity Spartan US Equity Index Fund” are invested primarily in common and preferred stock.  The “Fidelity US Bond Index Fund” and “PIMCO Short Term Invest Fund” are invested primarily in fixed income securities.  The “Fidelity Retirement Money Market Fund” is invested primarily in short-term fixed income investments having maturities of one year or less, and the “Fidelity Diversified International Fund” and “Fidelity Emerging Markets Fund” are invested primarily in foreign common stocks.  A participant’s salary redirection is invested in any of the funds offered at the participant’s discretion.  Employer matching contributions are invested in the same funds as the participant’s salary redirection, and in the same proportions.

Participant Accounts:  Each participant's account is credited with the participant's contribution and an allocation of (a) the employer’s contributions, (b) Plan earnings and (c) forfeitures of non-vested balances of accounts of participants who have left the plan.  Allocations are based on participant earnings or account balances, as defined.  The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

(Continued)

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 - DESCRIPTION OF PLAN (Continued)

Contributions:  The Plan provides that participants may make voluntary pre-tax contributions to the Plan in amounts equal to the maximum amount allowable under the Internal Revenue Code ($16,500 in 2010).  Each year the employer may set a matching percentage of up to 6% of a participant’s compensation, as well as make discretionary contributions.  For 2010, the matching percentage was set at 102% of the first 6% of compensation an employee contributes to the Plan as a voluntary pre-tax contribution.  In addition, no discretionary contributions were made.

Retirement, Death and Disability:  A participant is entitled to 100% of his or her account balance upon retirement, death or disability.

Vesting:  Participants are 100% vested in salary deferral contributions.  Employer contributions vest according to a five-year graded schedule.

Payment of Benefits:  On termination of service, a participant may elect to receive either a lump sum or a direct rollover equal to the value of his or her vested interest in the account.  For distributions of LFC common stock, distributions are made in stock or cash at the participant’s option, with the exception of fractional shares which are paid out in cash.  Distributions out of the other funds are made in cash.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The policies and principles which significantly affect the determination of net assets and changes in net assets are summarized below.

Accounting Method:  The accounting practices and principles followed by the Plan and the methods of applying those principles conform to U.S. generally accepted accounting principles. The financial statements are prepared using the accrual basis.

Investments Valuation and Income Recognition:  The Plan’s investments are reported at fair value.  Purchases and sales of securities are recorded on a trade-date basis.  Interest income is recorded on the accrual basis.  Dividends are recorded on the ex-dividend date.

Fair value is the price that would be received by the Plan for an asset or paid by the Plan to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date in the Plan’s principal or most advantageous market for the asset or liability.  Fair value measurements are determined by maximizing the use of observable inputs and minimizing the use of unobservable inputs.  The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (level 1 measurements) and gives the lowest priority to unobservable inputs (level 3 measurements).  The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Plan has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

 Level 3: Significant unobservable inputs that reflect the Plan’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

(Continued)

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In some cases, a valuation technique used to measure fair value may include inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The fair values of Company common stock and mutual fund investments are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs). There were no transfers from or into Level 1, Level 2 or Level 3 during 2010.   Investments measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements
	at December 31, 2010 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 17,838,146	$ -	$ -
Mutual Funds Target Date Funds	5,554,634	-	-
Large Cap Blend	487,316	-	-
Large Cap Value	462,492	-	-
Large Cap Growth	1,885,314	-	-
Mid-Cap Growth	579,551	-	-
Mid-Cap Value	615,380	-	-
Small Blend	1,466,269	-	-
Diversified Emerging Markets	290,131	-	-
Foreign Large Cap Growth	965,380	-	-
Bond Fund	1,650,824	-	-
Money Markets	2,976,186	-	-

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	Fair Value Measurements
	at December 31, 2009 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 14,547,406	$ -	$ -
Mutual Funds Target Date Funds	4,462,133	-	-
Large Cap Blend	340,222	-	-
Large Cap Value	415,725	-	-
Large Cap Growth	1,638,342	-	-
Mid-Cap Growth	399,790	-	-
Mid-Cap Value	479,886	-	-
Small Blend	1,163,613	-	-
Diversified Emerging Markets	334,015	-	-
Foreign Large Cap Growth	860,300	-	-
Bond Fund	1,016,837	-	-
Money Markets	1,991,044	-	-

Net Appreciation (Depreciation) in Fair Value of Investments:  In accordance with the policy of stating investments at fair value, net unrealized appreciation (depreciation) for the year along with gains and losses on sales of investments are reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.  Unrealized appreciation (depreciation) for investments held as of the end of the current fiscal year is the difference between the current value of those investments and the value of those investments as of the end of the prior fiscal year or the purchase date for investments purchased during the year.

Administrative Expenses:  Trustee expenses have been waived by Lake City Bank, the Plan Trustee.

Estimates:  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates.

Concentration of Credit Risk:  At December 31, 2010 and 2009, 51.3% and 52.6%, respectively, of the Plan's investments were in LFC common stock.

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risk and Uncertainties:  The Plan provides for various investment options including any combination of certain mutual funds and stocks.  The underlying investment securities are exposed to various risks, such as interest rate, market, liquidity and credit risks.  Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statement of net assets available for benefits and participant’s individual account balances.

NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, LFC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations.  In the event of termination, participants will become 100% vested in their accounts.

NOTE 4 – INVESTMENTS

The following presents investments that represent 5 percent or more of the Plan’s net assets.

December 31,
2010                         2009
LFC common stock,
  831,228 and 843,328 shares, respectively                                                          $17,838,146             $14,547,406

Fidelity Retirement Money Market,
  2,975,023 and 1,989,899 shares, respectively                                                        2,975,023                 1,989,899

Fidelity Contrafund,
27,836 and 28,112 shares, respectively                                                                    1,885,314                 1,638,342

The following table presents the net appreciation (depreciation) (including investments bought, sold and held during the year) in fair value for each of the Plan's investment categories for the year ended December 31, 2010.

Mutual funds                                                                                                              $1,608,240
LFC common stock                                                                                                     3,676,475

        $5,284,715

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor Regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others.  At December 31, 2010 and 2009, certain investments of the Plan are shares of mutual funds offered by Fidelity Investments.  Fidelity Management Trust Company is the Plan trustee and, therefore, these transactions and the payment of trustee fees to Fidelity qualify as party-in-interest transactions.

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS (Continued)

Fees paid by the Plan to Fidelity for accounting services amounted to $6,371 for the year ended December 31, 2010.  The Plan also invests in shares of common stock issued by Lakeland Financial Corporation, which qualifies as a party-in-interest investment.

During 2010, the Plan purchased 134,408 shares of Lakeland Financial Corporation common stock at a cost ranging from $17.13 to $21.91 per share.  In 2010, the Plan sold 146,508 shares of Lakeland Financial Corporation common stock at a sales price ranging from $17.05 to $21.78 per share and distributed 1,062 shares of common stock to employees due to termination or retirement.  Cash dividends of $523,801 were paid to the Plan by Lakeland Financial Corporation for 2010.

At December 31, 2010 and 2009, the Plan held the following related party investments (at estimated fair value):

2010:

Lakeland Financial Corporation common stock – 831,228 shares                                                                                                                       $17,838,146

2009:

Lakeland Financial Corporation common stock – 843,328 shares                                                                                                                       $14,547,406

NOTE 6 - TAX STATUS

The Plan was established using a prototype plan document sponsored by Fidelity Management & Research Company.  The Internal Revenue Service has ruled in a letter dated March 31, 2008, that the prototype plan, as then designed, qualifies under Section 401 of the Internal Revenue Code (IRC) and was, therefore, exempt from taxation. The Plan has been amended from the original prototype document. However, the plan administrator believes that the Plan is being operated in compliance with applicable requirements of the IRC.

NOTE 7 – TERMINATED PARTICIPANTS

Included in net assets available for benefits are amounts allocated to individuals who have withdrawn from the Plan and requested a distribution prior to year-end.  Amounts allocated to these participants were approximately $1,769 and $4,315 at December 31, 2010 and 2009, respectively.

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SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2010

Name of Plan Sponsor:                                                   Lakeland Financial Corporation
Employer Identification                                                   Number:  35-1559596
Three-digit Plan Number:                                                   004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

	Mutual funds:
*	Fidelity Investments	Retirement Money Market Fund
		2,975,023 units		$ 2,975,023

	Davis NY Venture	Davis NY Venture Fund
		1,296 units		44,514

	Allianz Global Investors	Allianz NFJ Dividend Value Fund
		39,190 units		449,514

	Artisan Partners	Artisan Mid Cap Fund
		17,233 units		579,551

	Royce Funds	Royce Low Price Stock Fund
		51,645 units		942,525

	Pacific Investment	PIMCO Short Term Invest Fund
	Management	21,691 units		213,873

	Massachusetts Financial	MFS Value R3 Fund
	Services	570 units		12,978

*	Fidelity Investments	Fidelity Contrafund
		27,836 units		1,885,314

*	Fidelity Investments	Fidelity Value Fund
		8,959 units		615,380

*	Fidelity Investments	Fidelity Emerging Markets Fund
		11,011 units		290,131

*	Fidelity Investments	Fidelity Diversified
		International Fund
		32,019 units		965,380

*	Fidelity Investments	Fidelity Small Cap Stock Fund
		26,722 units		523,744

(Continued)

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2010

Name of Plan Sponsor:                                                   Lakeland Financial Corporation
Employer Identification                                                   Number:  35-1559596
Three-digit Plan Number:                                                   004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom Income
		11,370 units		$ 128,249

*	Fidelity Investments	Fidelity Freedom 2000
		669 units		7,985

*	Fidelity Investments	Fidelity Freedom 2010
		22,380 units		304,148

*	Fidelity Investments	Fidelity Freedom 2020
		112,204 units		1,547,297

*	Fidelity Investments	Fidelity Freedom 2030
		35,970 units		495,303

*	Fidelity Investments	Fidelity Spartan US Equity Index Fund
		9,955 units		442,802

*	Fidelity Investments	Fidelity US Bond Index Fund
		126,827 units		1,436,951

*	Fidelity Investments	Fidelity Freedom 2040
		80,606 units		645,656

*	Fidelity Investments	Fidelity Freedom 2005
		6,805 units		73,562

*	Fidelity Investments	Fidelity Freedom 2015
		62,157 units		704,865

*	Fidelity Investments	Fidelity Freedom 2025
		64,163 units		739,153

*	Fidelity Investments	Fidelity Freedom 2035
		53,457 units		613,157

(Continued)

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SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2010

Name of Plan Sponsor:                                                   Lakeland Financial Corporation
Employer Identification                                                   Number:  35-1559596
Three-digit Plan Number:                                                   004

(C)
Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom 2045
		14,569 units		$ 138,261

*	Fidelity Investments	Fidelity Freedom 2050
		16,737 units		156,998
16,932,314

*	Lakeland Financial	Common Stock
	Corporation	831,228 shares		17,838,146

*	Fidelity Investments	Money Market Fund
		1,163 units		1,163

$34,771,623

*           Denotes party-in-interest
(1)           Cost is not presented as all investments are participant directed investments.

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